LULULEMON ATHLETICA INC. ANNOUNCES FIRST QUARTER FISCAL 2013 RESULTS,

ANNOUNCES CEO TRANSITION PLAN.

Vancouver, Canada – June 10, 2013 – lululemon athletica inc. [NASDAQ:LULU; TSX:LLL] today announced financial results for the first quarter ended May 5, 2013. lululemon also announced today that after a five and half year tenure Christine Day will step down as the Company’s Chief Executive Officer when a successor is named. The Board has formed a search committee and enacted its CEO succession plan. Ms. Day’s decision is being announced at this time so the Board has the benefit of a healthy transition period, and can openly use that time for a thorough search for the next CEO.

“Being a part of lululemon for the past five and a half years has been an incredible journey. I am proud of building a world class team that has produced one of the best growth, brand and profit stories in retail,” said Ms. Day. “Plans have been laid for the next five years and a vision set for the next ten. Now is the right time to bring in a CEO who will drive the next phase of lululemon’s development and growth. I will continue to actively lead the organization while the Board searches for a new CEO, and will work to ensure a smooth transition.”

“Christine has been an exceptional leader for lululemon, successfully embracing the culture while growing the business and returning value to all of our stakeholders including our guests, employees, partners and shareholders,” said Chip Wilson, Chairman of the lululemon Board of Directors. “I thank Christine for her leadership, contributions and commitment to lululemon. I am confident that we will find the right person to lead this strong team and continue to build on this excellent foundation.”

RESULTS FOR THE FIRST QUARTER ENDED MAY 5, 2013

Commenting on events of the first quarter Ms. Day added: “The past quarter has been one of the most important in our company’s history. While we regret that we had quality issues with our black luon we are proud of the organization’s ability to get luon delivered back into our stores within 90 days of having pulled it from our line, all the while keeping our guests happy and engaged with the brand.”

For the first quarter ended May 5, 2013:

•	Net revenue for the quarter increased 21% to $345.8 million from $285.7 million in the first quarter of fiscal 2012.

•	Comparable stores sales for the first quarter increased by 7% on a constant dollar basis.

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Direct to consumer revenue increased 40% to $54.0 million, or 15.6% of total Company revenues, in the first quarter of fiscal 2013, an increase from 13.5% of total Company revenues in the first quarter of fiscal 2012.

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Gross profit for the quarter increased 9% to $170.7 million, including a provision of $17.5 million for inventories charged to cost of sales related to the pull-back of black luon pants, and as a percentage of net revenue gross profit decreased to 49.4% for the quarter from 55.0% in the first quarter of fiscal 2012.

•	Income from operations for the quarter decreased 10% to $65.9 million, and as a percentage of net revenue was 19.1% compared to 25.6% of net revenue in the first quarter of fiscal 2012.

•	The tax rate for the quarter was 29.8% compared to 36.5% a year ago. The lower effective rate reflects the ongoing impact of revised intercompany pricing agreements.

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Diluted earnings per share for the quarter were $0.32 on net income of $47.3 million, compared to diluted earnings per share of $0.32 on net income of $46.6 million in the first quarter of fiscal 2012.

The Company ended the first quarter of fiscal 2013 with $588.4 million in cash and cash equivalents compared to $424.3 million at the end of the first quarter of fiscal 2012. Inventory at the end of the first quarter of fiscal 2013 totaled $143.7 million compared to $107.7 million at the end of the first quarter of fiscal 2012. The Company ended the quarter with 218 stores in North America and Australia.

Updated Outlook

For the second quarter of fiscal 2013, we expect net revenue to be in the range of $340 million to $345 million based on a comparable-store sales percentage increase of 5% to 7% on a constant-dollar basis. Diluted earnings per share are expected to be in the range of $0.33 to $0.35 for the quarter. This assumes 146.0 million diluted weighted-average shares outstanding and a 30.0% tax rate.

For the full fiscal 2013, we now expect net revenue to be in the range of $1,645 million to $1,665 million and diluted earnings per share are expected to be in the range of $1.96 to $2.01 for the full year. This assumes 146.2 million diluted weighted-average shares outstanding and a tax rate of 30.0%.

Creating components for people to live long, healthy and fun lives

Voluntarily Delist from Toronto Stock Exchange

The Company has provided written notice to the Toronto Stock Exchange (“TSX”) regarding the delisting of its common stock. The Company anticipates that its common stock will be delisted from the TSX at the close of trading on June 24, 2013. The Company believes that the minimal trading volume of its shares on the TSX no longer justifies the expenses and administrative efforts associated with maintaining this dual listing. The Company’s listing with NASDAQ provides its shareholders with sufficient liquidity, as NASDAQ accounts for nearly all of the Company’s current trading volume. Further, administrative and regulatory efficiencies will be achieved by focusing on the single listing. The Company’s common stock will continue to be listed and trade on NASDAQ and its Canadian shareholders will be able to continue to trade through their brokers on that market.

Conference Call Information

A conference call to discuss first quarter results is scheduled for today, June 10, 2013, at 4:30 p.m. EST. Those interested in participating in the call are invited to dial 1-877-303-3203 approximately 10 minutes prior to the start of the call. The conference call will also be webcast live at www.lululemon.com. The webcast will be accessible on our website for approximately 30 days after the call.

About lululemon athletica inc.

lululemon athletica (NASDAQ:LULU; TSX:LLL) is a yoga-inspired athletic apparel company that creates components for people to live long, healthy and fun lives. By producing products that help keep people active and stress free, lululemon believes that the world will be a better place. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, visit www.lululemon.com.

Non-GAAP Financial Measure

Constant-dollar net revenue changes, which exclude the impact of changes in foreign exchange rates, is not a United States Generally Accepted Accounting Principle (“GAAP”) performance measure. We provide constant-dollar net revenue changes because we use the measure to understand the underlying growth rate of revenue excluding the impact on a quarter-by-quarter basis of changes in foreign exchange rates, which are not under management’s direct control. We believe that disclosing net revenue changes on a constant-dollar basis is useful to investors because it enables them to better understand the level of growth of our business.

The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on this non-GAAP financial measure, please see the table captioned “Reconciliation of Non-GAAP Financial Measure – Constant dollar changes” included in the accompanying financial tables, which includes more detail on the GAAP financial measure that is most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding the effect of shipments of products that fail to comply with our technical specifications or that fail to conform to our quality control standards, the duration of any shortage of products available for sale in our stores or for delivery to guests or our ability to obtain replacement products in a timely manner, any expected loss of net revenue resulting from the inability to sell those products and related increased administrative and shipping costs, and our future financial condition or results of operations. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “outlook,” “believes,” “intends,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: our reliance on and limited control over

Creating components for people to live long, healthy and fun lives third-party suppliers to provide fabrics for and to produce our products; negative publicity regarding any of our products or our the production methods of any of our suppliers or manufacturers; the effects of shipments of products that fail to comply with our technical specifications or that fail to conform to our quality standards; the effects of a shortage of products available for sale in our stores or for delivery to guests; an economic downturn or economic uncertainty in our key markets; increasing product costs and decreasing selling prices; our inability to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products; our inability to accurately forecast customer demand for our products; our inability to manage our growth and the increased complexity of our business effectively; the fluctuating costs of raw materials; our highly competitive market and increasing competition; an unforeseen disruption of our information systems; our inability to deliver our products to the market and to meet customer expectations due to problems with our distribution system; our inability to cancel store leases if an existing or new store is not profitable; increasing labor costs and other factors associated with the production of our products in China; our inability to successfully open new store locations in a timely manner; our failure to maintain the value and reputation of our brand; our failure to comply with laws related to our human resources policies or other procedures; our failure to comply with trade and other regulations; our competitors manufacturing and selling products based on our fabrics and manufacturing technology at lower prices than we can; our failure to protect our intellectual property rights; and other risks and uncertainties detailed in our Annual Report on Form 10-K for the fiscal year ended February 3, 2013 filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Contact: Joseph Teklits/Jean Fontana ICR, Inc. 203-682-8200	Media Contact: Alecia Pulman ICR, Inc. 203-682-8224

Creating components for people to live long, healthy and fun lives lululemon athletica inc.

Condensed Consolidated Statements of Operations

Expressed in thousands, except per share amounts

	Thirteen Weeks Ended May 5, 2013	Thirteen Weeks Ended April 29, 2012
	(unaudited)	(unaudited)
Net revenue	$345,782	$285,698
Costs of goods sold	175,057	128,434

Gross profit	170,725	157,264
As a percent of net revenue	49.4%	55.0%
Selling, general and administrative expenses	104,836	84,199
As a percent of net revenue	30.3%	29.4%

Income from operations	65,889	73,065
As a percent of net revenue	19.1%	25.6%
Other income (expense), net	1,501	910

Income before provision for income taxes	67,390	73,975
Provision for income taxes	20,111	27,001

Net income	47,279	46,974
Net income attributable to non-controlling interest	—	331

Net income attributable to lululemon athletica inc.	$47,279	$46,643

Basic earnings per share	$0.33	$0.32
Diluted earnings per share	$0.32	$0.32
Basic weighted-average shares outstanding	144,482	143,678
Diluted weighted-average shares outstanding	145,849	145,637

Creating components for people to live long, healthy and fun lives lululemon athletica inc.

Condensed Consolidated Balance Sheets

Expressed in thousands

	May 5, 2013	February 3, 2013
	(unaudited)	(audited)
ASSETS
Current assets
Cash and cash equivalents	$588,418	$590,179
Inventories	143,712	155,222
Other current assets	49,489	41,652

Total current assets	781,619	787,053
Property and equipment, net	222,878	214,639
Goodwill and intangible assets, net	29,810	30,201
Deferred income taxes and other assets	19,169	19,185

Total assets	$1,053,476	$1,051,078

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,756	$1,045
Other current liabilities	86,380	92,675
Income taxes payable	2,190	39,637

Total current liabilities	92,326	133,357
Non-current liabilities	31,090	30,422
Stockholders’ equity	930,060	887,299

Total liabilities and stockholders’ equity	$1,053,476	$1,051,078

Creating components for people to live long, healthy and fun lives lululemon athletica inc.

Condensed Consolidated Statements of Cash Flows

Expressed in thousands

	Thirteen Weeks Ended May 5, 2013	Thirteen Weeks Ended April 29, 2012
	(unaudited)	(unaudited)
Cash flows from operating activities
Net income	$47,279	$46,974
Items not affecting cash	32,888	9,513
Other, including net changes in other non-cash balances	(55,032)	(40,535)

Net cash provided by operating activities	25,135	15,952
Net cash used in investing activities	(20,976)	(12,696)
Net cash (used in) provided by financing activities	(4,358)	8,811
Effect of exchange rate changes on cash	(1,562)	2,826

(Decrease) increase in cash and cash equivalents	(1,761)	14,893
Cash and cash equivalents, beginning of period	$590,179	$409,437

Cash and cash equivalents, end of period	$588,418	$424,330

Creating components for people to live long, healthy and fun lives lululemon athletica inc.

Reconciliation of Non-GAAP Financial Measure

Constant-dollar changes

(unaudited)

	Thirteen Weeks Ended May 5, 2013	Thirteen Weeks Ended April 29, 2012
	% Change	% Change
Comparable-store sales (GAAP)	6%	24%
Adjustments due to foreign exchange rate changes	1%	1%

Comparable-store sales in constant dollars	7%	25%

Creating components for people to live long, healthy and fun lives lululemon athletica inc.

Store Count and Square Footage1

Thirteen weeks ended May 5, 2013

Square Footage Expressed in Thousands

	Number of Stores Open at the Beginning of the Quarter	Number of Stores Opened During the Quarter[2]	Number of Stores Closed During the Quarter	Number of Stores Open at the End of the Quarter
1st Quarter	211	8	1	218

	Total Gross Square Feet at the Beginning of the Quarter	Gross Square Feet Added During the Quarter[2,3]	Gross Square Feet Lost During the Quarter[3]	Total Gross Square Feet at the End of the Quarter
1st Quarter	602	27	2	627

[1]	Store count and square footage summary includes corporate-owned stores which are branded lululemon athletica and ivivva athletica.
[2]	Number of stores opened during the quarter that are branded lululemon athletica and ivivva athletica.
[3]	Gross square feet added/lost during the quarter includes net square foot additions for corporate-owned stores which have been renovated or relocated in the quarter.

Creating components for people to live long, healthy and fun lives